Exhibit 99.1

News Release Date: July 20, 2009 Mary M. VanDeWeghe Named Director of Nalco Company	Nalco Company 1601 West Diehl Road Naperville, IL 60563-1198 www.nalco.com Media Contact: Charlie Pajor 630 305 1556 cpajor@nalco.com Investor Contact: Mike Bushman 630 305 1025 mbushman@nalco.com

(Naperville, Ill.) Nalco (NYSE:NLC), providing essential expertise for water, energy and air, announced today that Mary M. “Meg” VanDeWeghe had been appointed to its Board of Directors, effective July 16. The appointment brings the Board to a total of eight members.

“Meg brings broad experience in finance, corporate governance and general management in a distinguished career that includes broad business experience as well as success in academia,” said J. Erik Fyrwald, Nalco Chairman, President and Chief Executive Officer. “She has valuable skills that will help Nalco achieve long-term success in a very challenging business environment.”

Ms. VanDeWeghe, 49, has been an executive with Lockheed Martin and J.P. Morgan and is currently on the faculty of the Georgetown University McDonough School of Business as professor of the practice of finance. She was Senior Vice President of Finance for Lockheed Martin from 2006 to 2009. From 1996 to 2006, she was CEO and President of Forte Consulting Inc., consulting on mergers, acquisitions, capital structure, corporate governance and other financial and management strategies to enhance shareholder value. During that time period, she also served as executive in residence and finance professor at the University of Maryland Smith School of Business. She began her career in 1983 at J.P. Morgan, where she held a variety of positions and rose to the rank of Managing Director.

Ms. VanDeWeghe has a B.A. in economics from Smith College and an MBA in finance from Dartmouth College’s Tuck School of Business. She serves on the Board of Directors of Brown Advisory, an investment management company.

Ms. VanDeWeghe, is a Class III Director whose term expires in 2010.

About Nalco

Nalco is the world’s leading water treatment and process improvement company, delivering significant environmental, social and economic performance benefits to our customers. We help our customers reduce energy, water and other natural resource consumption, enhance air quality, minimize environmental releases and improve productivity and end products while boosting the bottom line. Together our comprehensive solutions contribute to the sustainable development of customer operations. Nalco is a member of the Dow Jones Sustainability World Index. More than 11,500 Nalco employees operate in 130 countries supported by a comprehensive network of manufacturing facilities, sales offices and research centers to serve a broad range of end markets. In 2008, Nalco achieved sales of more than $4.2 billion. For more information visit www.nalco.com.

NALCO COMPANY

This news release includes forward-looking statements, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, ability to execute price increases, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, foreign exchange rates, the impact of changes in the regulation or value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers, the impact of increased accruals and reserves for such exposures, weather-related factors, and adverse changes in economic and political climates around the world, including terrorism and international hostilities, and other risk factors identified by the Company. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.